Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements  (No. 333-23517, No. 333-154252 and No. 333-165729) on Form S-8 of The Female Health Company of our report dated December 2,  2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of The Female Health Company for the year ended September 30, 2014.

/s/ McGladrey LLP

Chicago, Illinois

December 2, 2014